UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 2, 2007

TACTICAL AIR DEFENSE SERVICES, INC. (Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	333-79405 (Commission File Number)	88-0455809 (IRS Employer Identification No.)

5501 Airport Drive, Denison Texas 75020 Telephone No.: (903) 786-5300 (Address and telephone number of Registrant's principal executive offices and principal place of business)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 1.01. Entry into a Material Definitive Agreement.

On March 2, 2007 (the “Closing Date”), pursuant to binding Unit Purchase Agreements (the “Purchase Agreement”) with 11 accredited investors (each, an “Investor”) submitted by such Investors in 2006, we accepted subscriptions for, and sold to such Investors, an aggregate of 629,911 Units (each, a “Unit”) at a purchase price of $.55 per Unit. Each Unit is comprised of (i) one share of our common stock, par value $.001 per share (the “Common Stock”), (ii) a Class A Warrant to purchase one share of Common Stock at $1.00 per share and expiring on March 2, 2008 (the “Class A Warrant”) and (iii) a Class B Warrant to purchase one share of Common Stock at $1.50 per share and expiring on March 2, 2010 (the “Class B Warrant”). The gross proceeds to the Company of the offering was $346,451.05.

A copy of the form of Purchase Agreement is annexed hereto a Exhibit 10.1, and is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities

On the Closing Date, and pursuant to the Purchase Agreements, the Company issued an aggregate of 629,911 shares of Common Stock and Class A Warrants to purchase 629,911 shares of Common Stock and Class B Warrants to purchase 629,911 shares of Common Stock.

No underwriter or selling agent was retained for this offering and no commissions or placement agent fees were paid by us as a result of the issuance of the Common Stock, Class A Warrants and Class B Warrants.

The Company believes that this offering was exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Regulation D and Section 4(2) thereunder, as transactions by an issuer not involving a public offering, since the offering was made on a private basis to a limited number persons who represented that they are accredited investors, as defined in Rule 501 of Regulation D of the Securities Act.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits. The following Exhibits are filed as exhibits to this Current Report on Form 8-K.

Exhibits

4.1	Form of Class A Warrant issued to investors, exercisable at $1.00 per share, and expiring on March 2, 2008.

4.2	Form of Class B Warrant issued to investors, exercisable at $1.50 per share and expiring on March 2, 2010.

10.1	Form of Unit Purchase Agreement between the Company and investors with respect to sale of Units, each Unit comprised of one share of common stock, one Class A Warrant and one Class B Warrant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TACTICAL AIR DEFENSE SERVICES, INC.

Date: March 6, 2007	By:	/s/ Mark Daniels
Mark Daniels, Chairman
Chief Executive Officer